UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report: September 25, 2008
(Date of earliest event reported)
ArcSight, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33923 (Commission File Number)	52-2241535 (IRS Employer Identification No.)

5 Results Way Cupertino, California (Address of Principal Executive Offices)	95014 (Zip Code)
(408) 864-2600
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 25, 2008, in connection with the impending retirement and resignation of Robert Shaw as Chief Executive Officer of ArcSight, Inc. (“ArcSight”) effective October 1, 2008 and as an inducement in connection with his continued service as Chairman of the ArcSight Board of Directors (the “Board”), the Board and the Compensation Committee of the Board approved the following arrangement with Mr. Shaw effective October 1, 2008:
•	Mr. Shaw will be entitled to payment of his COBRA health insurance premiums for 12 months;
•	Mr. Shaw will retain the use of his current administrative assistant for 12 months;
•	Mr. Shaw’s existing unvested stock options to purchase shares of ArcSight’s common stock will continue to vest for so long as he continues to serve as Chairman of the Board in accordance with their existing terms, provided that in the event that Mr. Shaw continues to serve as Chairman of the Board through September 30, 2009, then any then remaining unvested portion of such stock options will accelerate and become fully vested;
•	In the event that Mr. Shaw has continuously served as Chairman of the Board until the date that the executive officers of ArcSight are paid cash bonuses pursuant to the applicable ArcSight bonus and profit sharing plan for fiscal 2009, Mr. Shaw shall receive additional cash compensation equal to the bonus that he would have been eligible to receive if he had continued to serve as ArcSight’s Chief Executive Officer, but pro-rated for the portion of fiscal 2009 that Mr. Shaw actually served as Chief Executive Officer;
•	Mr. Shaw will receive compensation substantially identical to that awarded to the chair of the Board’s Audit Committee (annual cash retainer of $15,000 and a ten-year option to purchase 10,375 shares of ArcSight’s common stock with an exercise price equal to the fair market value of ArcSight’s common stock on the date of grant, vesting and becoming exercisable as to 1/12th of the shares each month after the grant date); and
•	As with our other non-employee directors, in the event of a change of control of ArcSight (a “Corporate Transaction” as defined in the ArcSight 2007 Equity Incentive Plan), the vesting of all outstanding awards held by Mr. Shaw shall accelerate and become exercisable (as applicable) in full prior to the consummation of such change of control.
As with our other directors and executive officers in preparation for our initial public offering, we previously entered into an indemnification agreement with Mr. Shaw. The indemnification agreement and our restated certificate of incorporation and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. See “Executive Compensation—Limitations on Liability and Indemnification Matters” in the in

the definitive proxy statement on Schedule 14A for our fiscal 2008 annual meeting information regarding our indemnification arrangements.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Number	Description
10.01
Form of Indemnity Agreement entered into between the ArcSight and its directors and executive officers (incorporated by reference to Exhibit 10.1 to ArcSight’s Registration Statement on Form S-1 (File No. 333-145974) filed with the SEC on October 29, 2007).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ArcSight, Inc.
By:	/s/ Stewart Grierson
Stewart Grierson
Chief Financial Officer

Date: September 26, 2008

EXHIBIT INDEX

Number	Description
10.01
Form of Indemnity Agreement entered into between the ArcSight and its directors and executive officers (incorporated by reference to Exhibit 10.1 to ArcSight’s Registration Statement on Form S-1 (File No. 333-145974) filed with the SEC on October 29, 2007).